Exhibit 10.73
EXECUTION COPY
AMENDMENT NO. 2
to
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
     This AMENDMENT NO. 2 (this “Amendment”), dated as of December 19, 2008 (the “Amendment Effective Date”), is made by and between PHH MORTGAGE CORPORATION, a New Jersey corporation (the “Seller”) and THE ROYAL BANK OF SCOTLAND PLC (the “Buyer”).
WITNESSETH:
     WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 26, 2008, as amended by Amendment No. 1 thereto, dated July 29, 2008 (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Master Repurchase Agreement”), whereby Buyer has agreed to purchase from time to time, certain Eligible Loans, as provided in and subject to the terms and conditions of the Master Repurchase Agreement, and the other agreements entered into in connection with the Master Repurchase Agreement (the “Program Documents”);
     WHEREAS, the parties desire to amend certain provisions of the Master Repurchase Agreement as set forth herein; and
     WHEREAS, Section 30 of the Master Repurchase Agreement permits the amendments contemplated herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Master Repurchase Agreement, including by way of reference to any other documents or agreements.
2. Amendments to Master Repurchase Agreement. As of the Amendment Effective Date, the Master Repurchase Agreement is hereby amended as provided below:
     (a) Section 2 of the Master Repurchase Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical positions:
     “AM Funded Wet Loan” shall have the meaning assigned to such term in the Disbursement Agent Agreement.
     “Disbursement Account” shall have the meaning assigned to such term in the Disbursement Agent Agreement.

     “Notice of Intent to Issue Trust Receipt” shall have the meaning assigned to such term in the Custody Agreement.
     “PM Funded Wet Loan” shall have the meaning assigned to such term in the Disbursement Agent Agreement.
     “Third Party Loan Purchase Proceeds” shall mean all amounts paid by any third party to or upon the direction of Seller in connection with such party’s purchase from Seller of any Purchased Loans that are subject to Transactions under this Agreement immediately prior to such purchase.
     “Third Party Loan Purchase Proceeds Account” shall mean the following account established by Seller in accordance with Section 13(mm) for the benefit of Buyer, “PHH Mortgage Corporation Third Party Loan Purchase Proceeds Account; Account #[***].
     “Third Party Loan Purchase Proceeds Account Bank” shall mean The Bank of New York Mellon Trust Company, N.A., and its successors and assigns.
     “Wire Instructions” shall have the meaning assigned to such term in the Custody Agreement.
     (b) The definition of Income in Section 2 of the Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     “Income” shall mean, with respect to any Purchased Loan at any time, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any FNMA Loan Purchase Proceeds, Third Party Loan Purchase Proceeds or proceeds from the securitization of such Purchased Loan or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of any Surety Bond, mortgage insurance or Additional Collateral), but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Loan or any Escrow Payments.
     (c) Section 3(a) of the Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     “(a) Subject to the terms and conditions of the Program Documents, Buyer shall, from time to time enter into Transactions with an aggregate Purchase Price for all Purchased Loans acquired by Buyer not to exceed the Maximum Aggregate Purchase Price. Unless otherwise agreed, Seller shall request that Buyer enter into a Transaction by delivering (A) in the case of any Dry Loans or any Undocumented Loans, (i) a Transaction Notice, appropriately completed, and a Loan Schedule to Buyer and Custodian, and (ii) the Mortgage File to Custodian for each Loan proposed to be included in such Transaction, which Transaction Notice and Loan Schedule must be received no later than 5:00 p.m. (New York

[***]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

City time) one Business Day prior to the requested Purchase Date, (B) in the case of any Wet Loans, (i) a Transaction Notice, appropriately completed, and a Loan Schedule to Buyer, Custodian and Disbursement Agent, and (ii) the Mortgage File to Custodian for each Loan proposed to be included in such Transaction. The Transaction Notice and Loan Schedule relating to any AM Funded Wet Loan must be received by no later than 5:00 p.m. (New York City time) one Business Day prior to the requested Purchase Date. The Loan Schedule relating to any PM Funded Wet Loan must be received by no later than 9:00 a.m. (New York City time) and the Transaction Notice relating to any PM Funded Wet Loan must be received by no later than 11:00 a.m. (New York City time), in each case on the requested Purchase Date. Each Transaction Notice shall clearly indicate those Loans that are intended to be Undocumented Loans, AM Funded Wet Loans, PM Funded Wet Loans or Dry Loans and shall include a Loan Schedule in respect of the Eligible Loans that Seller proposes to include in the related Transaction. Each Transaction Notice shall specify the proposed Purchase Date, Purchase Price, Pricing Rate and Repurchase Date (subject to Section 3(i)). Seller agrees to repurchase from Buyer, on the same Business Day of discovery, any Undocumented Loans or Wet Loans that were previously subject to a Transaction that do not close for any reason including, but not limited to, a Rescission. In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement and the Transaction Notice, Buyer shall deliver to Seller, in electronic or other format, a “Confirmation” specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. By entering in to a Transaction with Buyer, Seller consents to the terms set forth in any related Confirmation. Any such Transaction Notice and the related Confirmation, if any, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect to the Transaction to which the Transaction Notice and Confirmation, if any, relates. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.”
     (d) Section 3(c) of the Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     “(c) Notwithstanding the provisions of Sections 3(a) and 3(b) above requiring the execution of a Transaction Notice and delivery of the Mortgage Files to the Custodian prior to the Purchase Date, with respect to each Transaction involving a Wet Loan or an Undocumented Loan, Seller shall, in lieu of delivering the Mortgage Files with respect to Wet Loans and Undocumented Loans on such Purchase Date or date of substitution: (i) prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the related Purchase Date or date of substitution of any Undocumented Loans deliver to the Custodian an Undocumented Loan Schedule setting forth a list of all such Undocumented Loans and cause the Custodian to deliver to Buyer a Notice of Intent to Issue Trust Receipt with respect thereto in accordance with the Custody Agreement, (ii) prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the related Purchase Date or date of substitution of any AM Funded Wet Loans deliver to the Custodian a Wet Loan Schedule, setting forth a list of all such AM Funded Wet Loans and cause the Custodian to deliver to Buyer, by no later than 6:00 p.m. (New York City time) on such preceding Business Day, a Notice of Intent to Issue Trust Receipt, with respect thereto, in accordance with the Custody Agreement, (iii) prior to 9:00 a.m. (New York City time) on the Purchase Date or date of substitution of any PM Funded Wet Loans deliver to the Custodian a Wet Loan Schedule setting forth a list of all such PM Funded Wet Loans and cause the Custodian to deliver to Buyer by no later than 11:00 a.m. (New York City time) on such Purchase Date a Notice of Intent to Issue Trust Receipt with respect thereto, in accordance with the Custody Agreement, and (iv) in each case, deliver the Mortgage Files to the Custodian and cause the Custodian to deliver a Trust Receipt to Buyer (by telecopier with hard copy to follow on the following Business Day) not later than the day that is ten (10) Business Days following the related Purchase Date or date of substitution, as applicable, indicating that such Wet Loan or Undocumented Loan has converted to a Dry Loan, in accordance with the procedures set forth in the Custody Agreement. The original copies of such Trust Receipts shall be delivered to JPMorgan Chase Bank at [***], Attention: Jennifer John for the account of The Royal Bank of Scotland plc, telephone number (212)623-5953, as agent for Buyer by overnight delivery using a nationally recognized insured overnight delivery service.”
     (e) Section 3(d) of the Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     “(d) Upon Seller’s request to enter into a Transaction pursuant to Section 3(a), Buyer shall, assuming all conditions precedent set forth in Section 3 and in Sections 9(a) and 9(b) have been met, and provided no Default, Event of Default or Event of Termination shall have occurred and be continuing, if all conditions precedent are satisfied (i) with respect to Dry Loans or Undocumented Loans, by 5:00 p.m. (New York City time) on the Business Day preceding the requested Purchase Date, (ii) with respect to AM Funded Wet Loans, by 6:00 p.m. (New York City time) on the Business Day preceding the requested Purchase Date, or (iii) with respect to PM Funded Wet Loans, by 11:00 a.m. (New York City Time) on the requested Purchase Date purchase the Eligible Loans included in the related Transaction Notice by transferring, via wire transfer (pursuant to Wire Instructions provided by Seller to Buyer and, in the case of any Wet Loans, to Disbursement Agent, on or prior to such Purchase Date), the Purchase Price. Buyer shall pay such Purchase Price (i) with respect to Dry Loans or Undocumented Loans, not later than 2:00 p.m. (New York City time) on the requested Purchase Date, (ii) with respect to AM Funded Wet Loans, not later than 9:00 a.m. (New York City time) on the requested Purchase Date, and (iii) with respect to PM Funded Wet Loans, not later than 11:30 a.m. (New York City time) on the requested Purchase Date. Purchases of Wet Loans shall be consummated in accordance with the procedures set forth in the Disbursement Agent Agreement. Seller acknowledges and agrees that the Purchase Price paid in

[***]INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

connection with any servicing released Loans that are purchased in any Transaction includes a mutually negotiated premium allocable to the portion of such Purchased Loans that constitutes the related Servicing Rights.”
     (f) Section 7 of the Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Loan subject to that Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, and provided no Default or Event of Default has occurred and is continuing, Buyer agrees that Seller shall be entitled to receive an amount equal to all Income (other than any FNMA Loan Purchase Proceeds or Third Party Loan Purchase Proceeds) received in respect of the Purchased Loans, whether by Buyer, Custodian, Disbursement Agent or any servicer or any other Person, which is not otherwise received by Seller, to the full extent it would be so entitled if the Purchased Loans had not been sold to Buyer; provided that any Income received by Seller while the related Transaction is outstanding shall be deemed to be held by Seller solely in trust for Buyer pending the repurchase on the related Repurchase Date; provided further that Seller shall hold all such Income (other than any FNMA Loan Purchase Proceeds or Third Party Loan Purchase Proceeds) in the Collection Account. Seller shall deposit all Income (other than any FNMA Loan Purchase Proceeds or Third Party Loan Purchase Proceeds) received by it into the Collection Account within three (3) Business Days of Seller’s receipt thereof. Seller shall direct FNMA to deposit all FNMA Loan Purchase Proceeds directly into the FNMA Loan Purchase Account. In addition, Seller shall direct FNMA Account Bank to deposit directly to the RBS Sub-Account the purchase price, and all other amounts on deposit in the FNMA Loan Purchase Account that relate to Fannie Mae’s purchase from Seller from time to time of Landscape Loans that are from time to time subject to Transactions under this Agreement. Seller shall instruct FNMA Account Bank to withdraw amounts on deposit in the RBS Sub-Account on a daily basis and to pay such funds to or upon the order of Buyer to the extent necessary to reduce the aggregate outstanding Repurchase Price of all Purchased Loans sold by Seller to Fannie Mae and all other related Obligations to zero. Seller shall direct all third party purchasers to deposit directly to the Third Party Loan Purchase Proceeds Account the purchase price that relates to any third party’s purchase from Seller from time to time of Purchased Loans that are subject to Transactions under this Agreement. Seller shall instruct Third Party Loan Purchase Proceeds Account Bank to withdraw amounts on deposit in the Third Party Loan Purchase Proceeds Account on a daily basis and to pay such funds to or upon the order of Buyer to the extent necessary to reduce the aggregate outstanding Repurchase Price of all Purchased Loans sold by Seller to third parties and all other related Obligations to zero. Provided no Default or Event of Default has occurred, Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its sole discretion), on the Repurchase Date following the date any Income (including any FNMA Loan Purchase Proceeds—RBS remaining after giving effect to Buyer’s application on such Repurchase Date of amounts on deposit in the RBS Sub-Account and any Third Party Loan Purchase Proceeds remaining after giving effect to Buyer’s application on such Repurchase Date of amounts on deposit in the Third Party Loan Purchase Proceeds Account, in each case, as described in this Section 7) is received by Buyer in the Collection Account or in the RBS Sub-Account (or a servicer on its behalf) either (i) transfer (or permit the servicer or Seller to transfer) to Seller such Income with respect to any Purchased Loans subject to such Transaction, or (ii) if a Margin Deficit then exists, apply the Income payment to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentences (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Loans sufficient to eliminate such Margin Deficit, or (B) if a Default or an Event of Default has occurred and is then continuing at the time such Income is paid.”
     (g) Section 8(a)(v) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
     “(v) the Collection Account, the RBS Sub-Account, the Third Party Loan Purchase Proceeds Account, all Income relating to such Purchased Loans, all FNMA Loan Purchase Proceeds—RBS and all Third Party Loan Purchase Proceeds,”
     (h) A new Section 9(b)(xviii) is hereby added to Section 9(b) of the Master Repurchase Agreement to read as follows:
     “(xi) Third Party Loan Purchase Proceeds Account. With respect to the first Purchase Date occurring on or after the Amendment Effective Date, evidence of the establishment of the Third Party Loan Purchase Proceeds Account on or prior to such Purchase Date, together with evidence of filing of an amended UCC-1 financing statement in the applicable jurisdictions and a bring down security interest opinion (including, in each case, coverage of the Third Party Loan Purchase Proceeds Account and amounts on deposit therein) in form and substance satisfactory to Buyer.”
     (i) The first sentence of Section 12(cc) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
     “(cc) Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Seller has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by Buyer, which letter shall be retained in the files of Seller for a period of no less than six (6) months from the date of delivery for such Wet Loan and, upon request by Buyer, all such Insured

Closing Letters or similar letters in possession of Seller shall be made available for audit by Buyer or its designee.”
     (j) Section 12(dd) of the Master Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     “(dd) Escrow Agreement. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has executed an Escrow Letter. Such Escrow Letter will be retained in the files of Seller for a period of no less than six (6) months from the date of delivery for such Wet Loan and, upon request by Buyer, all such Escrow Letters or similar letters in possession of Seller shall be made available for audit by Buyer or its designee. Such Escrow Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer.”
     (k) A new Section 12(ii) is hereby added to Section 12 of the Master Repurchase Agreement to read as follows:
“(ii) Third Party Loan Purchase Proceeds Account. Seller has directed all third party purchasers to deposit into the Third Party Loan Purchase Proceeds Account the purchase price and all other amounts to be deposited by any third party purchaser into the Third Party Loan Purchase Proceeds Account in connection with such third party’s purchase from Seller from time to time of Purchased Loans that are subject to Transactions under this Agreement immediately prior to such purchase. The Third Party Loan Purchase Proceeds Account Bank shall transfer, each Business Day, amounts held in the Third Party Loan Purchase Proceeds Account to an account designated by Buyer in the amount necessary to reduce the aggregate outstanding Repurchase Price of all Purchased Loans sold by Seller to third parties and all other related Obligations to zero. Seller shall have no right of withdrawal from the Third Party Loan Purchase Proceeds Account.”
     (l) A new Section 12(jj) is hereby added to Section 12 of the Master Repurchase Agreement to read as follows:
“(jj) Errors and Omissions Insurance. As of the Amendment Effective Date, and as of the date of each delivery of a Wet Loan, Seller shall have obtained a certificate of the related insurer certifying to the existence of errors and omissions insurance and/or mortgage impairment insurance maintained in sufficient amounts with financially sound and reputable insurance companies in accordance with Section 13(v) (or written evidence that Seller’s blanket bond coverage maintained in accordance with Section 13(v) is in effect with respect to such Wet Loan) and, upon request by Buyer, all such certificates or written evidence in possession of Seller shall be made available for audit by Buyer or its designee. Such insurance policies inure to the benefit of, and the rights thereunder may be enforced by, Seller and its successors and assigns, including Buyer.”

(m) A new Section 12(ii) is hereby added to Section 12 of the Master Repurchase Agreement to read as follows:
“(ii) Instructions to Disbursement Agent. The wire amounts set forth in the Wire Instructions provided to the Disbursement Agent pursuant to Section 3(b) and Section 3(e) of the Disbursement Agent Agreement are identical to the balances set forth in the related Wet Loan Schedule provided to Buyer and no discrepancy exists between the information set forth in such Wire Instructions and the related Wet Loan Schedule.
     (n) A new Section 13(mm) is hereby added to Section 13 of the Master Repurchase Agreement to read as follows:
“(mm) Establishment of Third Party Loan Purchase Proceeds Account. Seller shall cause the Third Party Loan Purchase Proceeds Account Bank to establish the Third Party Loan Purchase Proceeds Account for the sole and exclusive benefit of Buyer. Seller shall direct third party purchasers to deposit directly into the Third Party Loan Purchase Proceeds Account the purchase price and all other amounts that relate to such third party’s purchases from Seller from time to time of Purchased Loans that are subject to Transactions under this Agreement. All amounts on deposit in the Third Party Loan Purchase Proceeds Account shall be subject to Buyer’s exclusive control and Seller’s authority over such account shall be limited to reviewing any information with respect to such account reasonably requested by Seller. Seller shall have no right of withdrawal with respect to the Third Party Loan Purchase Proceeds Account. Seller shall deposit or credit or cause to be credited or deposited to the Third Party Loan Purchase Proceeds Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement. Seller shall cause the Third Party Loan Purchase Proceeds Account Bank to segregate all amounts on deposit in the Third Party Loan Purchase Proceeds Account and to hold such amounts in trust for the benefit of Buyer, and to remit all such amounts payable to Buyer in accordance with Buyer’s written instructions. Seller shall have no right to and shall not amend, supplement or otherwise modify in any respect the foregoing procedures without Buyer’s prior written consent.”
     (o) Exhibit D (Form of Transaction Notice) is hereby deleted in its entirety and replaced with the exhibit attached hereto as Exhibit D.

3. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.
4. Confirmation of Master Repurchase Agreement; Seller Representations. Seller represents and warrants as follows:
     (a) Upon effectiveness of this Amendment, the Master Repurchase Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of Seller and Buyer shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Master Repurchase Agreement and the other Program Documents for any and all purposes. Except as expressly amended or released and discharged hereby, all of the terms of the Master Repurchase Agreement and the other Program Documents including, without limitation, security interests granted thereunder, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Seller hereby acknowledges and agrees that any and all Obligations of Seller arising out of or relating to Purchases, or otherwise, shall remain in full force and effect until their payment in full and termination in accordance with the terms of the Master Repurchase Agreement. This Amendment shall not constitute a novation.
     (b) Seller hereby represents and warrants that (i) it has the requisite power and authority, and legal right, to execute and deliver this Amendment and to perform its obligations under this Amendment and the Master Repurchase Agreement, (ii) Seller has taken all necessary corporate and legal action to duly authorize the execution and delivery of this Amendment and the performance of its obligations under this Amendment and the Master Repurchase Agreement, (iii) this Amendment has been duly executed and delivered by Seller, (iv) each of this Amendment and the Master Repurchase Agreement constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and (v) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
     (c) Each representation and warranty of Seller contained in the Master Repurchase Agreement is true and correct and is hereby restated and affirmed.
     (d) Each covenant and each other agreement of Seller contained in the Master Repurchase Agreement (as modified by this Amendment, if applicable) is hereby restated and affirmed.
5. Further Assurances. The Seller hereby agrees to execute and deliver such additional documents, opinions, instruments or agreements as may be reasonably necessary and appropriate to effectuate the purposes of this Amendment and the Master Repurchase Agreement.

6. Conflicts. In the event of a conflict of any provision hereof with any provision or definition set forth in the Master Repurchase Agreement the provisions and definitions of this Amendment shall control.
7. Governing Law. This Amendment and the Master Repurchase Agreement shall be governed by New York law without reference to choice of law doctrine (but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Amendment and the Master Repurchase Agreement).
8. Severability. Any provision of this Amendment, the Master Repurchase Agreement or the other Program Documents which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.
9. Entire Agreement. This Amendment, the Master Repurchase Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.
10. Binding Effect. This Amendment, the Master Repurchase Agreement and the other Program Documents, as applicable, shall be binding upon and shall be enforceable by Seller and Buyer, as applicable, and their respective successors and permitted assigns.
11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.
12. Headings. The headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any other provision of this Amendment.
[Signature pages follow]

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

BUYER THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., its Agent
By:	/s/ James T. Raezer
	Name:	James T. Raezer
	Title:	Managing Director
[Amendment No. 2]

SELLER PHH MORTGAGE CORPORATION
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Vice President and Treasurer
[Amendment No. 2]

EXHIBIT D
FORM OF TRANSACTION NOTICE
[insert date]
The Royal Bank of Scotland plc
c/o Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention:
Transaction Notice No.:                                         — AM Funded Wet Loans / PM Funded Wet Loans / Undocumented Loans / Dry Loans (circle one)
Ladies/Gentlemen:
          Reference is made to the Amended and Restated Master Repurchase Agreement, dated as of June 26, 2008, as amended by Amendment No. 1 thereto, dated July 29, 2008 and Amendment No. 2 thereto, dated as of December 19, 2008 (as further amended, supplemented or otherwise modified, from time to time, in accordance with its terms, the “Repurchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement), between PHH Mortgage Corporation (the “Seller”) and The Royal Bank of Scotland plc (the “Buyer”).
          In accordance with Section 3(a) of the Repurchase Agreement, the undersigned Seller hereby requests that you, Buyer, agree to enter into a Transaction with us in connection with our delivery of Loans on [insert two (2) Business Days from date hereof, in the case of Dry Loans and Undocumented Loans][ insert one (1) Business Day from the date hereof, in the case of AM Funded Wet Loans][insert 11:30 a.m. (New York City time) on the date hereof, in the case of PM Funded Wet Loans] in connection with which we shall sell to you the Loans set forth on the Loan Schedule attached hereto. The Purchase Price shall be the applicable Purchase Price as set forth in the Pricing Side Letter, the Pricing Rate shall be the applicable Pricing Rate as set forth in the Pricing Side Letter, and Seller agrees to repurchase such Loans on [the 25th of the immediately following calendar month] [insert alternative Repurchase Date if desired] at the Repurchase Price.
         Seller hereby certifies, as of such Purchase Date, that:
     1. no Default, Event of Default or Event of Termination has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction;
     2. each of the representations and warranties made by Seller in or pursuant to the Program Documents is true and correct in all material respects on and as of such date

D-1

(in the case of the representations and warranties in respect of Loans, solely with respect to Loans being purchased on the Purchase Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
     3. Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions;
     4. Seller has, or within 2 Business Days after the Purchase Date for any purchase of Additional Collateral Mortgage Loans, Seller will, deliver to each Surety Bond Issuer any instrument required to be delivered under the related Surety Bond, executed by the necessary parties, and comply with all other requirements for transferring coverage under the related Surety Bonds in respect of such Additional Collateral Mortgage Loans to the Buyer; and
     5. Seller has satisfied all conditions precedent in Sections 9(a) and (b) of the Repurchase Agreement and all other requirements of the Program Documents.
          The undersigned duly authorized officer of Seller further represents and warrants that (1) the documents constituting the Mortgage File (as defined in the Custodial Agreement) and the other Program Documents with respect to the Loans that are the subject of the Transaction requested herein and more specifically identified on the mortgage loan schedule or computer readable magnetic transmission delivered to, Buyer and the Custodian in connection herewith (the “Receipted Loans”) [with respect to Dry Loans: have been or are hereby submitted] [with respect to Undocumented Loans or Wet Loans: shall be delivered, within ten (10) Business Days of the date of the execution of this Transaction Notice] to Custodian and such Required Documents are to be held by the Custodian for Buyer, (2) all other documents related to such Receipted Loans (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller in trust for Buyer, (3) all documents related to such Receipted Loans withdrawn from Custodian shall be held in trust by Seller for Buyer, and (4) upon Buyer’s wiring of the Purchase Price pursuant to Section 3(d) of the Repurchase Agreement, Buyer will have agreed to the terms of the Transaction as set forth herein and purchased the Receipted Loans from Seller.
          Seller hereby represents and warrants that (x) the Receipted Loans have an unpaid principal balance as of the date hereof of $                     and (y) the number of Receipted Loans is                .

Very truly yours,
By:
Name:
Title:

D-2